UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

BARNES & NOBLE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Park Avenue, Suite 301, Florham Park, NJ		07932
(Address of principal executive offices)		(Zip Code)

(908) 991-2665
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.02 Results of Operations and Financial Condition.
On January 20, 2026, Barnes & Noble Education, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal second quarter ended November 1, 2025 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto pertaining to the Company’s financial results shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Cautionary Note Regarding Forward-Looking Statements:
This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “forecasts,” “projections,” “continue to,” “committed to,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, and such statements include but are not limited to those related to our positioning, strategic and operational objectives, broader market trends, anticipated growth in our BNC First Day program, expected trends in financial results, including those related to seasonality, as well as forward-looking continued top line growth, anticipated gross profit dollar increases, continued expense discipline, Adjusted EBITDA, interest costs, capital expenditures and long-term projected growth in Adjusted EBITDA. We caution you not to place undue reliance on these forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, but not limited to: the amount of our indebtedness and ability to comply with covenants contained in our credit agreement; our ability to maintain adequate liquidity levels to support ongoing inventory purchases and related vendor payments in a timely manner; slower than anticipated pace of adoption of our BNC First Day® equitable and inclusive access course material models; our dependency on strategic service provider relationships and the potential for adverse operational and financial changes to these strategic service provider relationships; non-renewal of our managed bookstore, physical and/or online store contracts; general competitive conditions; a decline in college enrollment or decreased funding available for students; technological changes, including the adoption of artificial intelligence technologies for educational content; disruptions to our information technology systems, infrastructure, data, supplier systems, and customer ordering and payment systems due to computer malware, viruses, hacking and phishing attacks; disruption of or interference with third party service providers and our own proprietary technology; and changes in applicable domestic and international laws, rules or regulations or changes in enforcement practices, including, without limitation, U.S. tax reform, changes in tax rates, tariffs, import and export control laws and regulations, changes to consumer data privacy rights legislation, as well as related guidance. Moreover, we operate in a very competitive and rapidly changing environment and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in the Company’s Annual Report on Form 10-K for the year ended May 3, 2025, filed with the SEC on December 23, 2025. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and we do not intend to update these forward-looking statements after the date of this press release, except as required by law.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release of Barnes & Noble Education, Inc., dated November 1, 2025
99.2	Financial Statements and Non-GAAP Reconciliation Tables, dated November 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE EDUCATION, INC.

Date: January 20, 2026	By:	/s/ Jason Snagusky
	Name:	Jason Snagusky
	Title:	Chief Financial Officer